Exhibit (g)(7)
AMENDMENT No. 3 TO DOMESTIC CUSTODY AGREEMENT
This AMENDMENT, effective as of December 10, 2009, is to the DOMESTIC CUSTODY AGREEMENT, dated as of April 4, 2008 (as amended from time to time, the “Agreement”), both by and between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION ( the “Bank”) and THE VANTAGEPOINT FUNDS, on behalf of itself and each of the series listed on Appendix A thereto (each such fund a “Customer”).
WHEREAS, a new Customer of The Vantagepoint Funds has been created (currently named the Vantagepoint Milestone 2045 Fund), and an amendment to The Vantagepoint Funds’ registration statement on Form N-1A regarding the new Customer has been filed with the Securities and Exchange Commission (the “Filing”) but is not yet effective as of the date of this Amendment;
WHEREAS, in order to prepare for the start of operations for this new Customer and for the investment of seed capital in a “private” transaction, which will occur before the effective date of the Filing, the Bank and The Vantagepoint Funds desire to amend the Agreement effective as of the date set forth above to add the new Customer to Appendix A;
NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:
1.	Vantagepoint Milestone 2045 Fund shall be added to Appendix A of the Agreement.

2.	Except as amended hereby, the Agreement shall remain in full force and effect.

3.	Terms not defined in this Amendment shall have the meaning assigned to them in the Agreement.

4.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as of the date set forth above.
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Michael G. Davisson Michael G. Davisson
Vice President
THE VANTAGEPOINT FUNDS

By:	/s/ Angela Montez Angela Montez
Secretary

Approved by:	/s/ Elizabeth Glista Elizabeth Glista
Treasurer

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